Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CORPORATE CAPITAL TRUST TO HOLD QUARTERLY EARNINGS CALL

ON NOV. 14, 2014

(ORLANDO, Fla.) Oct. 24, 2014 – Corporate Capital Trust, a non-traded business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, will hold an earnings call for the third quarter ended Sept. 30, 2014, on Friday, Nov. 14, 2014, at 2 p.m. Eastern Standard Time.

To listen to the earnings call, please dial 800-619-2731; a passcode is not required. A recording of the call will be available on Corporate Capital Trust’s website, CorporateCapitalTrust.com, approximately 48 hours after the call. The recording will be available for a period of 30 days following the call.

About Corporate Capital Trust

Corporate Capital Trust is an innovative non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit CNL.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR)

Page 2 / Corporate Capital Trust to hold quarterly earnings call on November 15, 2014

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the U.S. Securities and Exchange Commission (SEC). The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at SEC.gov and CorporateCapitalTrust.com, and may be obtained by calling 866-650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the attorney general of the state of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust carefully before investing. Investment in Corporate Capital Trust’s common stock is subject to various risks, which include, but are not limited to, limited liquidity, a limited operating history, conflicts of interests, liquidation at less than the original amounts invested and no assurances as to the sustainability of distributions.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR)